HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.
                          AMENDMENT TO CREDIT AGREEMENT


Harris Trust and Savings Bank                LaSalle Bank National Association
Chicago, Illinois                            Chicago, Illinois

U.S. Bank National Association               National City Bank
Des Plaines, Illinois                        Cleveland, Ohio

Firstar Bank, N.A.
Milwaukee, Wisconsin

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of April 30, 1999 (the "CREDIT AGREEMENT"), as amended and currently in effect, by and among Hub Group, Inc. (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc. for itself and as successor by merger to Hub Holdings, Inc. ("HUB CHICAGO"; together with the Public Hub Company, the "Borrowers") and you (the "LENDERS"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Borrowers have requested that the Lenders amend certain financial covenants and make certain other amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this amendment (herein, the "AMENDMENT").

1.       IMMEDIATE AMENDMENTS.

         Upon the execution of this Amendment by the Borrowers and the Guarantors and its acceptance by the Required Lenders, the Credit Agreement shall be and hereby is amended as of June 29, 2000 (except that the amendment set forth in Section 1.03 hereof shall be as of November 9, 2000) as follows:

       1.01. Section 7.8 of the Credit Agreement shall be and hereby is amended by adding the following sentence immediately at the end thereof:

                           "Notwithstanding anything contained in this Section
                  to the contrary, the Borrowers shall not be in default of this Section as of (i) the fiscal quarter of the Public Hub Company ending on June 30, 2000, if the Fixed Charge Coverage Ratio as of such date is greater than or equal to 0.95 to 1 or (ii) the fiscal quarter of the Public Hub Company ending on September 30, 2000, if the Fixed Charge Coverage Ratio as of such date is greater than or equal to 0.80 to 1."

       1.02. Section 7.10 of the Credit Agreement shall be and hereby is amended by adding the following sentence immediately at the end thereof:

                           "Notwithstanding anything contained in this Section
                  to the contrary, the Borrowers shall not be in default of this Section as of the fiscal quarter of the Public Hub Company ending on September 30, 2000, if the Cash Flow Leverage Ratio as of such date does not exceed 3.50 to 1."

       1.03. The chart appearing in the definition of "APPLICABLE MARGIN" appearing in Section 4.1 of the Credit Agreement shall be amended and as so amended, shall be restated to read as follows:

                               Applicable
                               Margin For
                              Domestic Rate
                               Portion of
                                Revolving
            "When Following   Credit Loans
             Status Exists      and Swing      Applicable
             For Any Margin   Loans Bearing    Margin For    Applicable Margin     Applicable
             Determination    Interest with  LIBOR Portions  For Domestic Rate     Margin For
                  Date        Reference to    of Revolving    Portion of Term    LIBOR Portions
                              Domestic Rate   Credit Loans        Loan Is:      of Term Loan Is:  Commitment Fee
                                   Is:             Is:                                                  Is:

            Level I Status       .25%             1.50%             .25%             1.75%               .25%

            Level II Status      .50%             2.00%             .75%             2.25%               .30%

            Level III Status    1.00%             2.50%            1.25%             2.75%               .40%

            Level IV Status     1.25%             2.75%            1.50%             3.00%               .50%"

2.       CONDITIONAL AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Credit Agreement shall be and hereby is further amended as of September 29, 2000 as follows:

       2.01. The definition of "CASH MATURITIES" appearing in Section 4.1 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                           "CASH MATURITIES" means for any period, the aggregate
                  amount of payments required to be made by the Hub Group in cash during such period, with respect to principal on all Indebtedness for Borrowed Money (whether at maturity, as a result of mandatory sinking fund redemption, scheduled mandatory prepayment, acceleration or otherwise); PROVIDED, HOWEVER, Cash Maturities shall neither mean nor include (i) principal payments on the Bridge Financing, (ii) principal payments on the Revolving Credit, (iii) voluntary prepayments and (iv) the principal payment of $5,225,000 scheduled to be made to Quality Intermodal Corporation on or about April 1, 2001."

       2.02. The definition of "FIXED CHARGE COVERAGE RATIO" appearing in
Section 4.1 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                           ""FIXED CHARGE COVERAGE RATIO" means, as of any date
                  the same is to be determined, the ratio of (x) EBITDAM during the four consecutive fiscal quarters of the Public Hub Company ending on such date, or (if none so end) most recently completed prior to such date, PLUS (i) Rents during such period MINUS (ii) Capital Expenditures during such period MINUS (iii) Restricted Payments during such period to (y) the sum of (i) all Interest Expense during the same such period PLUS (ii) Cash Maturities during such period PLUS (iii) Rents during such period; PROVIDED, HOWEVER, that in computing the Fixed Charge Coverage Ratio, Capital Expenditures paid or accrued during the fiscal quarters of the Public Hub Company ending on March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000 shall be deemed $3,375,000 lower during each of such quarters then the actual amount thereof."

       2.03. The definition of "EBITDAM" appearing in Section 4.1 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                           ""EBITDAM" means, with reference to any period, Net
                  Income for such period plus all amounts deducted in arriving


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

                  at such Net Income amount in respect of (i) Interest Expense for such period, PLUS (ii) taxes (including federal, state and local income taxes) for such period, PLUS (iii) all amounts properly charged for depreciation and amortization during such period on the books of the Hub Group, PLUS (iv) any deduction for Minority Interest during such period, PLUS (v) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000 or March 31, 2001, non-cash charges during such quarters on the books of the Hub Group in accordance with GAAP aggregating up to $5,100,000 (for both such quarters taken together), PLUS (vi) all other non-cash charges during such period on the books of the Hub Group in accordance with GAAP to the extent the aggregate amount of such other non-cash charges do not exceed $2,500,000 during any period of four consecutive fiscal quarters of the Public Hub Company (prorated appropriately downward (or upward) for any shorter (or longer) period); PLUS (vii) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000 or March 31, 2001, severance payments made during such quarters aggregating up to $1,200,000 (for both such quarters taken together); PLUS (viii) if such period includes the fiscal quarters of the Public Hub Company ending on March 31, 2001, June 30, 2001, September 30, 2001 or
                  December 31, 2001, severance payments (in addition to those accounted for in clause (vii) above) made during such quarters aggregating up to $600,000 (for all four such quarters taken together)."

       2.04. Section 7.8 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                           "SECTION 7.8.  FIXED CHARGE COVERAGE RATIO. The Hub
                  Group shall not, as of the close of each fiscal quarter of the Public Hub Company specified below, permit the Fixed Charge Coverage Ratio as of such date to be less than:


                                                FIXED CHARGE COVERAGE
             AS OF THE FISCAL                  RATIO SHALL NOT BE LESS
            QUARTER ENDING ON:                          THAN:
                 9/30/00                              1.05 to 1
                 12/31/00                             1.05 to 1
                 3/31/01                              1.10 to 1
                 6/30/01                              1.10 to 1
                 9/30/01                              1.15 to 1
                 12/31/01                             1.15 to 1
                 3/31/02                              1.15 to 1

                                               FIXED CHARGE COVERAGE
             AS OF THE FISCAL                 RATIO SHALL NOT BE LESS
            QUARTER ENDING ON:                          THAN:
                 6/30/02                              1.15 to 1
                 9/30/02                              1.20 to 1
                 12/31/02                             1.20 to 1
                 3/31/03                              1.20 to 1
         6/30/03 and at all times                    1.25 to 1"
                thereafter

       2.05. Section 7.9 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                           "SECTION 7.9. MINIMUM EBITDAM. The Hub Group shall,
                  as of the close of each fiscal quarter of the Public Hub Company specified below, maintain EBITDAM for the four fiscal quarters of the Public Hub Company then ended of not less than:

             AS OF THE FISCAL                   EBITDAM SHALL NOT BE
            QUARTER ENDING ON:                        LESS THAN:
                 9/30/00                             $35,000,000
                 12/31/00                            $30,000,000
                 3/31/01                             $30,000,000
                 6/30/01                             $30,000,000
                 9/30/01                             $32,000,000
                 12/31/01                            $35,000,000
                 3/31/02                             $35,000,000
                 6/30/02                             $36,000,000
                 9/30/02                             $38,000,000
                 12/31/02                            $38,000,000
                 3/31/03                             $38,000,000
         6/30/03 and at all times                   $40,000,000"
                thereafter

       2.06. Section 7.10 of the Credit Agreement shall be amended and as so amended shall be restated to read as follows:

                           "SECTION 7.10.  CASH FLOW LEVERAGE RATIO. The Hub
Group shall not, as of the close of each fiscal quarter of the Public Hub Company specified below, permit the Cash Flow Leverage Ratio as of such date to be more than:

                                               CASH FLOW LEVERAGE
             AS OF THE FISCAL                  RATIO SHALL NOT BE
            QUARTER ENDING ON:                     MORE THAN:
                 9/30/00                           3.50 to 1
                12/31/00                           3.85 to 1
                 3/31/01                           3.75 to 1
                 6/30/01                           3.75 to 1
                 9/30/01                           3.50 to 1
                12/31/01                           3.25 to 1
                 3/31/02                           3.25 to 1
                 6/30/02                           3.00 to 1
                 9/30/02                           3.00 to 1
                12/31/02                           2.75 to 1
                 3/31/03                           2.75 to 1
        6/30/03 and at all times                  2.50 to 1"
               thereafter

       2.07. The first sentence of Section 3.3(b) of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                           "No later than ninety (90) days after the close of
                  each fiscal year of the Public Hub Company, the Borrowers shall pay over to the Agent for the ratable benefit of the Lenders, as and for a mandatory prepayment on the Term Notes, an amount equal to 75% of Excess Cash Flow for the then most recently completed fiscal year."

       2.08. Section 7 of the Credit Agreement shall be amended by adding the following new Section 7.26 immediately at the end thereof:

                           "7.26.   CAPITAL EXPENDITURES.  The Hub Group shall
not expend or become obligated for Capital Expenditures during the fiscal year ending December 31, 2001 in an aggregate amount in excess of $12,000,000."

3.       CONDITIONS PRECEDENT.

         The effectiveness of the amendments made in Section 2 of this Amendment is subject to the satisfaction of all of the following conditions precedent:

       3.01. The Borrowers, the Guarantors and the Required Lenders shall have executed and delivered this Amendment.

       3.02. The Senior Note Offering shall have been modified by written instrument (the "SENIOR NOTE AMENDMENT") in form and substance reasonably satisfactory to the Agent and Required Lenders to effect a waiver and modification of the terms and conditions thereof such that the same are no more burdensome on the Borrowers than the corresponding provisions of the Credit Agreement after giving effect to the modifications contemplated by this Amendment.

       3.03. The Agent shall have received copies, executed or certified (as may be appropriate), of the resolutions or consents of the board of directors or other governing body of the Borrowers and Guarantors authorizing the execution, delivery and performance of this Amendment and the Senior Note Amendment, indicating the authorized signers of this Amendment and the Senior Note Amendment and the specimen signatures of such signers.

       3.04. After giving effect to this Amendment, no Default or Event of Default (other than amended hereby) shall have occurred and be continuing as of the date this Amendment would otherwise take effect.

       3.05. Legal matters incident to the execution and delivery of this Amendment and the Senior Note Amendment shall be reasonably satisfactory to the Agent and its counsel.

4.       AMENDMENT FEE.

         In consideration of the Lenders' agreements in this Amendment, the Borrowers shall pay to the Agent for the ratable benefit of the Lenders (in accordance with their respective Percentages) which have executed and delivered a counterpart of this Amendment to the Agent no later than 5:00 p.m. (Chicago time) on November 9, 2000 an amendment fee in an amount equal to 0.2% of such executing Lenders' Commitments (the "AMENDMENT FEE"), such Amendment Fee to be fully earned and due and payable to such executing Lenders upon such Lenders' execution of this Amendment.

5.       REPRESENTATIONS.

         In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Lenders that as of the date hereof, the representations and warranties set forth in Section 5 of the Credit Agreement are and remain true and correct in all material respects (except to the extent the same expressly relate to an earlier date and except that for purposes of this paragraph the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Public Hub Company delivered to the Lenders) and the Borrowers are in full compliance with all of the terms and conditions of the Credit Agreement after giving effect to this Amendment and no Default or Event of Default (other than amended hereby) has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

6.       MISCELLANEOUS.

       6.01. Each Borrower and each Guarantor acknowledges and agrees that, except as modified by this Amendment, all of the Loan Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Obligations as modified hereby. Each Borrower and each Guarantor further acknowledges and agrees that all references in such Loan Documents to the Obligations shall be deemed a reference to the Obligations as so modified. Each Borrower and each Guarantor further agrees to execute and deliver any and all instruments or documents as may be reasonably required by the Agent or the Required Lenders to confirm any of the foregoing.

       6.02. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as specifically amended hereby.

       6.03. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

       6.04. The Borrowers agree to pay, jointly and severally, all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Agent with respect to the foregoing.

     Dated as of November 7, 2000.


                                    HUB GROUP, INC., a Borrower
                                    HUB CITY TERMINALS, INC., a Borrower

                                    By
                                       David P. Yeager
                                       Chief Executive Officer for each of the
                                       above Companies

                               GUARANTORS' CONSENT

         The undersigned heretofore executed and delivered to the Lenders the Guaranty Agreement. The undersigned hereby consent to the Amendment to the Credit Agreement as set forth above and confirm that the Guaranty Agreement and all of the obligations of the undersigned thereunder remain in full force and effect. The undersigned further agree that their consent to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty Agreement. Without limiting the generality of the foregoing, each of the undersigned limited liability companies (other than HLX Company, L.L.C., Quality Services, L.L.C., Quality Services of Kansas, L.L.C., Quality Services of New Jersey, L.L.C, Q.S. of Illinois, L.L.C. and Q.S. of Georgia, L.L.C.) acknowledge and agree that it (i) was previously organized as and is the same entity as the limited partnership listed in the parenthesis next to its name below and that executed the Guaranty Agreement and (ii) is liable on the Guaranty Agreement to the same extent, and with the same force and effect, as if it had originally executed the Guaranty Agreement in the place and stead of its respective converting limited partnership.

                                 QUALITY INTERMODAL CORPORATION, a Guarantor
                                 HUB CHICAGO HOLDINGS, INC., a Guarantor

                                 By
                                    David P. Yeager
                                    Chief Executive Officer for each of
                                    the above Companies



                                 HLX COMPANY, L.L.C., a Guarantor

                                 By
                                    David P. Yeager
                                    Vice Chairman and Chief Executive Officer

                                 QSSC, INC.
                                 QUALITY SERVICES, L.L.C.,
                                 QUALITY SERVICES OF KANSAS, L.L.C.
                                 QUALITY SERVICES OF NEW JERSEY, L.L.C.
                                 Q.S. OF ILLINOIS, L.L.C.
                                 Q.S. OF GEORGIA, L.L.C.



                                 By
                                    David P. Yeager
                                    Chief Executive Officer for each of
                                    the above Guarantors

                                  HUB GROUP ALABAMA, LLC (formerly known as Hub
                                    City Alabama, L.P.)
                                  HUB GROUP ATLANTA, LLC (formerly known as Hub
                                    City Atlanta, L.P.)
                                  HUB GROUP BOSTON, LLC (formerly known as Hub
                                    City Boston, L.P.)
                                  HUB GROUP CANADA, LLC (formerly known as Hub
                                    City Canada, L.P.)
                                  HUB GROUP CLEVELAND, LLC (formerly known as
                                    Hub City Cleveland, L.P.)
                                  HUB GROUP DETROIT, LLC (formerly known as Hub
                                    City Detroit, L.P.)
                                  HUB GROUP FLORIDA, LLC (formerly known as Hub
                                    City Florida, L.P.)
                                  HUB GROUP GOLDEN GATE, LLC (formerly known as
                                    Hub City Golden Gate, L.P.)
                                  HUB GROUP INDIANAPOLIS, LLC (formerly known as
                                    Hub City Indianapolis, L.P.)
                                  HUB GROUP KANSAS CITY, LLC (formerly known as
                                    Hub City Kansas City, L.P.)
                                  HUB GROUP LOS ANGELES, LLC (formerly known as
                                    Hub City Los Angeles, L.P.)
                                  HUB GROUP MID ATLANTIC, LLC (formerly known as
                                    Hub City Mid Atlantic, L.P.)
                                  HUB GROUP NEW ORLEANS, LLC (formerly known as
                                    Hub City New Orleans, L.P.)
                                  HUB GROUP NEW YORK STATE, LLC (formerly known
                                    as Hub City New York State, L.P.)
                                  HUB GROUP NEW YORK-NEW JERSEY, LLC (formerly
                                    known as Hub City New York-New Jersey, L.P.)
                                  HUB GROUP NORTH CENTRAL, LLC (formerly known
                                    as Hub City North Central, L.P.)
                                  HUB GROUP OHIO, LLC (formerly known as Hub
                                    City Ohio, L.P.)
                                  HUB GROUP PHILADELPHIA, LLC (formerly known
                                    as Hub City Philadelphia, L.P.)
                                  HUB GROUP PITTSBURGH, LLC (formerly known as
                                    Hub City Pittsburgh, L.P.)
                                  HUB GROUP PORTLAND, LLC (formerly known as
                                    Hub City Portland, L.P.)
                                  HUB GROUP ST. LOUIS, LLC (formerly known as
                                    Hub City St. Louis, L.P.)

                                  HUB GROUP TENNESSEE, LLC (formerly known as
                                    Hub City Tennessee, L.P.)
                                  HUB CITY TEXAS, L.P.


                                  By    ________________________________________
                                        David P. Yeager
                                        Chief Executive Officer for each of the
                                        above Guarantors

         Accepted and agreed to as of the date and year last above written.

                                  HARRIS TRUST AND SAVINGS BANK

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________

                                  U.S. BANK NATIONAL ASSOCIATION

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________

                                  FIRSTAR BANK, N.A.

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________

                                  LASALLE BANK NATIONAL ASSOCIATION

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________

                                  NATIONAL CITY BANK

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________